Exhibit 10.21  Promissory Note with Robert Lewis, Jr.
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                                                   PROMISSORY NOTE



  $299,000.00                              Place of Execution: Orlando, Florida
                                           Effective Date: July 1 , 1998
                                           Date of Execution: July . 1998

         FOR VALUE RECEIVED, the undersigned, as Maker, promises to pay to the order of ROBERT E. LEWIS, JR. or order ("Holder"), in the manner hereinafter specified, the principal sum of Two Hundred Ninety-Nine Thousand and No/l00 Dollars ($299,000.00) with interest on the principal balance from Effective Date at the rate of Five Percent (6%), per annum. The said principal and interest shall be payable in lawful money of the United States of America at 2708 Glennedwin Court, Apopka, Florida 32712, or at such a place as may hereafter be designated by written notice from the Holder to the Maker hereof, on the dates and in the manner following:

         The first installment of $60,000.00 plus interest in the amount of $17,940.00 on July 1. 1999 The second installment of $60,000.00 plus interest in the amount of$ 14,340.00 on July 1. 2000 The third installment of $60,000.00 plus interest in the amount of $10,740.00 on July 1, 2001 The fourth installment of $60,000.00 plus interest in the amount of $7,140.00 on July 1, 2002 The fifth installment of $59,000.00 plus interest in the amount of $3,540.00 on July 1. 2003.

         Prepayment. The Maker of this Promissory Note ("Note") shall have the right to prepay this obligation at any time.

         Late Payment. A late charge in the amount of five percent (5%) of any installment payment of principal or interest due upon this obligation shall be paid, in the event that any such installment payment has not been made within five (5) days of the due date thereof.

         Acceleration. If default be made in the payment of any of the sums or interest mentioned herein, or in the performance of any of the agreements contained in this Promissory Note or as contained in a certain Mortgage Deed and Security Agreement of even date, and such default shall continue for more than fifteen (15) days, then the entire principal sum and accrued interest shall, at the option of the Holder hereof, become at once due and collectible without further notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid eighteen percent (18%) per annum. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Waivers Attorneys' Fees and Costs. Presentment, notice of dishonor, and protest are hereby waived by Maker, guarantor and endorsers hereof, and each agree to pay all costs, reasonable attorneys' fees, whether suit be brought or riot, if, after maturity of this Note or default hereunder, counsel shall be employed to collect this Note.
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Legal  Interest  Rate. All  agreements  between the  undersigned  and the Holder hereof are expressly limited so that under no contingency or event whatsoever shall the amount paid or agreed to be paid to the Holder hereof for the use, forbearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under the laws of the State of Florida. If fulfillment of any provision hereof or any other agreement referred to herein, or pertaining hereto, at the time performance of such provision shall be due, shall involve amount exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances, the Holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would otherwise be excessive interest, shall be applied to the reduction of the unpaid principal balance hereunder and not to the payment of interest.

          Security. This Note is secured by a Mortgage Deed and Security Agreement upon real and personal property in Orange County, Florida, and this
Note is to be construed according to the laws of the State of Florida. The terms and conditions of said Mortgage and Security Agreement are by reference incorporated herein.

          Maker. The term "Maker~ as used herein shall include the Makers successors and assigns.

          Waiver of Trial By Jury. Maker hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any litigation (including but not limited to any claims, Cross claims, or Third Party Claims) arising out of, under or in connection with this Note, or the transactions contemplated herein. Maker hereby certifies that no representative or agent of the Holder nor the Holder's counsel has represented, expressly or otherwise, that the Holder would not, in the event of such litigations, seek to enforce this waiver of right to jury trial provision. Maker acknowledges that the Holder has been induced to enter into this loan, including the Note, by, inter alia, the provisions of this paragraph.

                                           ALTAMONTE PRINTING, INCORPORATED


                                By:  signed by Joseph H. Landis
                                Name: JOSEPH H. LANDIS

                                Title: President

Required Documentary Stamps have been paid upon and are affixed to the Mortgage and Security Agreement securing the Promissory Note.

                                               {Continues on next page.]

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ABSOLUTE, UNCONDITIONAL AND CONTINUING GUARANTEE

The undersigned STRATCOMM MEDIA U.S.A, INC., does hereby personally guarantee payment and performance of the foregoing Promissory Note in the principal amount of $299,000.00 in accordance with the terms and conditions thereof, and STRATCOMM MEDIA U.S.A, INC. does hereby acknowledge that such personal guarantee is absolute, unconditional and continuing until such time as the foregoing Promissory Note has been paid in lull and satisfied.

                            STRATCOMM MEDIA U.S.A., INC.

                            By:__signed by Joseph H. Landis______________

                  Name:         JOSEPH H. LANDIS

                  Title:        PRESIDENT


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